Exhibit 5.1

Simpson Thacher & Bartlett LLP

425 LEXINGTON AVENUE NEW YORK, NY 10017-3954
TELEPHONE: +1-212-455-2000 FACSIMILE: +1-212-455-2502
Direct Dial Number	E-mail Address

March 2, 2022

Amneal Pharmaceuticals, Inc.

400 Crossing Blvd

Bridgewater, New Jersey 08807

Ladies and Gentlemen:

We have acted as counsel to Amneal Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale by certain selling stockholders of shares of Class A common stock, par value $0.01 per share, of the Company (the “Common Stock”). The Common Stock may be sold or delivered from time to time for an indeterminate aggregate initial offering price as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

Amneal Pharmaceuticals, Inc.	2	March 2, 2022

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Common Stock has been validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ SIMPSON THACHER & BARTLETT LLP